                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                       ----------------------------------

                                    FORM 8-K

                                  CURRENT REPORT
                         Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934

     Date of Report (Date of earliest event reported):  March 7, 1994

                       WESTINGHOUSE ELECTRIC CORPORATION
                       ---------------------------------
                         (Exact name of registrant as
                           specified in its charter)

        Pennsylvania                1-977                      25-0877540
- ----------------------------    ---------------              --------------
(State or other jurisdiction   (Commission File               (IRS Employer
     of incorporation)             Number)                   Identification
                                                                  Number)

Westinghouse Bldg., 11 Stanwix St., Pittsburgh, PA              15222-1384
- --------------------------------------------------              ----------
(Address of principal executive offices)                        (Zip Code)

Registrant's telephone number, including area code:          (412) 244-2000
                                                             --------------



















                                 Page 1 of 5 Pages
                              Exhibit Index on Page 3







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Item 5. Other Events
        ------------

     On March 7, 1994, the Registrant issued a press release concerning expected earnings for the quarter ending March 31, 1994. A copy of the press release is attached hereto as Exhibit 99 and is incorporated herein in its entirety.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits
        ------------------------------------------------------------------

     (c) Exhibits
     Press Release concerning expected earnings of the Registrant for the quarter ending March 31, 1994 is filed as Exhibit 99 to this Report.


                              Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                              WESTINGHOUSE ELECTRIC CORPORATION
                                         (Registrant)

                              By: /S/ Robert E. Faust
                                  ---------------------------
                                  Robert E. Faust
                                  Vice President & Controller





Date: March 9, 1994





















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                                     EXHIBIT INDEX
                                     -------------

Exhibit No.     Description                        Sequential Page No.
- -----------     -----------                        -------------------

   99           Press release                               4

















































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Westinghouse Electric Corporation

Contact:   Jim Schmitt
Telephone: (412) 642-4642


                           FOR USE: Immediate


AS EXPECTED, WESTINGHOUSE ANTICIPATES FIRST QUARTER RESULTS TO BE DOWN

      PITTSBURGH, March 7 -- Westinghouse Electric Corporation Chairman and CEO Mike Jordan today announced that, in keeping with his earlier indications, reported earnings per share for the first quarter are expected to be down approximately $0.10 per share from the $0.14 per share reported for the same period of 1993. Reported earnings in the first quarter of 1994 are expected to be impacted by higher pension expense, reduced licensee income, and a one-time gain from the sale of two radio stations. A change in accounting for nuclear fuel revenues favorably affected first quarter 1993 earnings.

      Operating profit for the first quarter of 1994 is expected to be down approximately 10 percent compared to the same period of 1993, after considering the effects of higher pension expense and reduced licensee income in 1994, and a change in accounting for nuclear fuel revenues that favorably impacted the first quarter of 1993. The decline in the first quarter of 1994 operating profit is expected to be caused primarily by the nuclear energy business of the Power Systems segment, and two businesses within the Environmental segment, Resource Energy Systems and Controlmatic, both scheduled to be sold.

      "I indicated that first quarter earnings would be off during the meeting we had with security analysts in January and, most recently, when we reported our 1993 year-end results, so none of this should come as a surprise to our stakeholders. This announcement is in keeping with my commitment to avoid surprises," Mr. Jordan said.

      "While I am disappointed that first quarter results will not be better, I am pleased with the significant events that have taken place in the same period, including the sale of the Westinghouse Electric Supply Company and the Distribution and Control business, which collectively brought in approximately $1.4 billion in cash."

      Cash proceeds from these two sales have enabled Westinghouse to reduce its total net debt to under $4 billion at the end of February 1994, down from $8.4 billion a little over a year ago.

      "These and other actions taken to strengthen our balance sheet, enabled us to take advantage of an opportunity to make a strategic acquisition of Norden Systems in the first quarter to help grow our Electronic Systems business.


                                - more -


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      "We are committed to making fundamental change throughout
Westinghouse that will improve earnings by reducing our costs, increasing productivity, and growing our core businesses. While we see this occurring over the next several years, we expect to begin seeing results during this year," Mr. Jordan said.



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